UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 21, 2017

Ruby Tuesday, Inc
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 East Broadway Avenue, Maryville, Tennessee 37804
(Address of Principal Executive Offices) (Zip Code)

(865) 379-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02. Results of Operations and Financial Condition.

     On August 21, 2017, Ruby Tuesday, Inc., a Georgia corporation, (the “Company”), issued a press release announcing the Company’s financial results for the fourth quarter and fiscal year ended June 6, 2017. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

     The Company also announced that the Board set January 22, 2018 as the date of the 2017 annual meeting of shareholders of the Company (the “Annual Meeting”), which had previously been set for December 6, 2017. The time and location of the Annual Meeting will be as set forth in the Company’s notice of the Annual Meeting, which will be made available to shareholders of record entitled to vote at the Annual Meeting.

     If a shareholder of the Company intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, notice of such nomination or shareholder proposal must be delivered to the Secretary of the Company by the close of business on October 23, 2017. Any such nomination or shareholder proposal must comply with the requirements of Georgia law, the rules and regulations promulgated by the Securities and Exchange Commission, and the Company’s Articles of Incorporation and the Bylaws, as applicable.

     A copy of the press release announcing the financial results referenced in Item 2.02, the date of the Annual Meeting and the deadline for shareholder nominations and proposals is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Ruby Tuesday, Inc., dated August 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc

Date: August 21, 2017	By:	/s/ Rhonda Parish
Rhonda Parish
Chief Legal Officer

EXHIBIT INDEX

99.1	Press Release of Ruby Tuesday, Inc., dated August 21, 2017.